EXHIBIT 23.2

                                                                    [LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Form SB-2 being filed under the Securities Act of 1933 by Gay Entertainment Television, Inc. of our report dated August 19, 1977, relating to our examinations of the financial statements of Gay Entertainment Television, Inc. as of October 31, 1996 and 1995 and for the periods then ended appearing in the Prospectus. We also consent to the reference to our firm appearing under the caption "Experts" in the Form SB-2.



/s/ SPEAR, SAFTER, HARMON & CO. P.A.
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SPEAR, SAFER, HARMON & CO. P.A.
Certified Public Accountants

Miami, Florida
September 25, 1997